UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 1, 2012

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	001-14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)
(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2012 Omnibus Incentive Plan

On February 24, 2012, the Compensation Committee and Board of Directors of Theragenics Corporation (the “Company”) approved the Theragenics Corporation 2012 Omnibus Incentive Plan (the “2012 Plan”). Under the 2012 Plan, the Company may grant awards of various types of equity-based compensation and cash bonuses to officers, employees, directors, and consultants of the Company and its affiliates. The types of equity-based compensation that may be granted under the 2012 Plan include incentive and nonqualified stock options, stock appreciation rights, and other stock-based awards including restricted stock, restricted stock units and performance restricted stock units. The Board of Directors has reserved a number of shares of the Company’s common stock for issuance pursuant to equity awards that may be made under the 2012 Plan equal to the sum of three million (3,000,000) plus the number of shares remaining available under the Company’s 1997, 2000 and 2006 Stock Incentive Plans (which prior plans will be terminated upon shareholder approval of the 2012 Plan), subject to adjustment as provided in the 2012 Plan.

Under the rules of the New York Stock Exchange, shareholder approval is required before any stock is issued in respect of awards under the 2012 Plan.  The Company intends to seek shareholder approval of the Plan in order to make future equity awards, to make incentive stock option awards, and to have the ability to make awards that qualify as performance-based compensation under 26 U.S.C. §162(m) relating to the deductibility of certain executive compensation for federal income tax purposes. The information set forth above is qualified by reference to the 2012 Plan, which is set forth in Exhibit 10.1 hereto.

Executive Compensation

On February 24, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Theragenics Corporation recommended, and the Board of Directors approved, the following actions relating to executive compensation.  Actions taken with respect to the compensation of M. Christine Jacobs, Chief Executive Officer (“CEO”) of the Company, were recommended by the Compensation Committee and approved by the independent Directors of the Company.

2012 Short-Term Incentive Program

The Board of Directors granted short-term incentive awards for 2012 under the Company’s Cash Incentive Plan. Under the short-term incentive program, each named Executive Officer will have a short-term incentive cash bonus opportunity based on financial and individual performance.  The individual target bonus opportunity for Ms. Jacobs is 75% of base salary, with a minimum bonus opportunity of 0% and a maximum of 150%.  The individual target bonus opportunity for the other Executive Officers ranges from 40% to 55% of base salary, with a minimum bonus opportunity of 0% and a maximum of 80% to 110%.

For each named Executive Officer, 50% of the bonus opportunity will be measured against established goals for revenue and measures of operating profit; and 50% will be measured against individual performance goals.  With respect to Ms. Jacobs, her individual performance goals were reviewed and approved by the Compensation Committee and the independent Directors of the Company.  For the other named Executive Officers, individual performance goals were determined by the Chief Executive Officer and reviewed and approved by the Compensation Committee and Board of Directors.

An executive officer who is not employed by the Company or an affiliate on December 31, 2012 forfeits the short term incentive, except in the event of a change in control.  The short-term incentive becomes vested at the target amount for any executive officer who is employed by the Company or an affiliate at the time of a change in control.

2012 Long-Term Incentive Program

The Board of Directors granted long-term incentive awards for the January 1, 2012 to December 31, 2014 performance period as follows:

Executive Officer	Shares of Restricted Stock	Cash Bonus Opportunity (at Target Amount)
M. Christine Jacobs	164,800	$411,000
Francis J. Tarallo	106,650	215,000
Bruce W. Smith	101,800	204,000
Joseph Plante	87,250	171,000
Russell Small	87,250	171,000
Janet Zeman	87,250	171,000

The Restricted Stock Awards were made under the Theragenics Corporation 1997 and 2000 Stock Incentive Plans.  Twenty-five percent (25%) of the Restricted Stock Awards vest annually, commencing on February 24, 2012, provided the Executive remains employed with Theragenics or an affiliate.  Unvested Restricted Stock vests pro rata based on the number of days elapsed in the vesting period upon termination of employment due to death, disability or by the Company without cause, as defined in the terms and conditions of the Restricted Stock Award.  All unvested Restricted Stock vests upon a change in control of the Company.  Any Restricted Stock that have not become vested as of the date of the Executive’s termination of employment with Theragenics or an affiliate shall be forfeited.

The cash bonus opportunity component of the 2012 long-term incentive program is provided pursuant to the Cash Incentive Plan.  Fifty percent (50%) of the Cash Bonus Opportunity will be based upon established goals of cumulative revenue of the Company for the period 2012 to 2014 (the “Revenue Goal”), and 50% will be based upon established goals of cumulative earnings before interest, taxes, depreciation, amortization and share compensation, (“Adjusted EBITDA”) of the Company for the same period (the “Adjusted EBITDA Goal”), in each case as measured relative to its strategic objectives over the 2012 to 2014 period.  Cumulative threshold, target and maximum amounts have been developed, based on the Company’s strategic plan, and the 2012 Long-Term Cash Bonus Award will be measured and paid according to the following schedules:

	Payout as Percent of Target Amount
Cumulative amount	Revenue Goal	EBITDA Goal
Maximum (or greater)	100%	100%
Target	50%	50%
Threshold	25%	25%
Below threshold	0%	0%

If employment of the Executive with Theragenics or an affiliate is terminated before December 31, 2014 due to death, disability, or is terminated by the Company without cause, the Executive will be entitled to a pro rata cash bonus determined in accordance with the terms of the Award.  If employment is terminated for any other reason before December 31, 2014 (unless a change in control as defined in the Award occurs before then), the cash bonus opportunity will be forfeited.  If a change in control occurs before December 31, 2014, the cash award becomes vested at the target level, provided the Executive is employed by Theragenics or an affiliate as of the date of a change in control.

Item 9.01               Financial Statements and Exhibits

Exhibit Number	Description
10.1	Theragenics Corporation 2012 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
THERAGENICS CORPORATION
(Registrant)
Dated: March 1, 2012	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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